Table of Contents
PART III - Item 8. Exhibits

Table of Contents

Index to Exhibits
Exhibit	Description
2.1*	Certificate of Formation (Incorporated by reference to Exhibit 2.1 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

2.2*	Certificate of Amendment (Incorporated by reference to Exhibit 2.2 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

2.3*	Amended and Restated Operating Agreement (Incorporated by reference to Exhibit 2.3 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

4.1*	Form of Subscription Agreement (Incorporated by reference to Exhibit 4.1 to the Company's Offering Statement on Form 1-K, filed on April 29, 2020)

4.2*	Form of Subscription Agreement for Subscriptions Originated by StartEngine (Incorporated by reference to Exhibit 4.2 to the Company's Offering Statement on Form 1-U, filed on July 20, 2020)

6.1*	Sub-Advisory Agreement (Incorporated by reference to Exhibit 6.1 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

6.2*
Membership Interest Purchase Agreement between Jamestown, L.P. and Jamestown Invest 1, OP, L.P. (Incorporated by reference to Exhibit 6.1 to the Company's Offering Statement on Form 1-U, filed on March 16, 2020)

6.3*
Amended and Restated Limited Liability Company Agreement of JT Invest 1 Dairies, LLC between Jamestown Invest 1 OP, L.P. and Jamestown, L.P. (Incorporated by reference to Exhibit 6.2 to the Company's Offering Statement on Form 1-U, filed on March 16, 2020)

8.1*	Escrow Agreement between Jamestown Invest 1, LLC and North Capital (Incorporated by reference to Exhibit 8.1 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

8.2*
Escrow Services Agreement between Prime Trust, LLC, Jamestown Invest 1, LLC, and StartEngine Primary LLC, dated July 14, 2020 (Incorporated by reference to Exhibit 8.2 to the Company's Offering Statement on Form 1-U, filed on July 20, 2020)

11.1*	Consent of King & Spalding LLP (Incorporated by reference to Exhibit 12.1 to the Company's Offering Statement on Form 1-A POS, filed June 12, 2020)

11.2*	Consent of Moore, Colson & Company, P.C. (Filed herein as Exhibit 11.2)

12.1**	Opinion of King & Spalding LLP as to the legality of the securities qualified under Post-Qualification on Form 1-A (Filed herein as Exhibit 12.1)

14.1*
Confirmation of Date of Assumption of Transfer Agent Services between Jamestown Invest 1, LLC and Computershare Trust Company, N.A. (Incorporated by reference to Exhibit 14.1 to the Company's Offering Statement on Form 1-K, filed on April 29, 2020)

15.1*	Amended and Restated Operating Partnership Agreement (Incorporated by reference to Exhibit 15.1 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

15.2*	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)

15.3*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)

15.4*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)

15.5*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)

15.6*
Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d) (Incorporated by reference to Exhibit 15.6 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

15.7*
Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d) (Incorporated by reference to Exhibit 15.7 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

15.8*
Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d) (Incorporated by reference to Exhibit 15.8 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

15.9*
Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d) (Incorporated by reference to Exhibit 15.9 to the Company's Offering Statement on Form 1-A, filed on October 24, 2019)

*Previously filed
**Included herein